UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On December 10, 2014, The New York Times Company (the “Company”) filed a prospectus supplement under its effective Registration Statement on Form S-3 (Reg. No. 333-194161) (the “Registration Statement”) pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The prospectus supplement covers the offer and sale of up to 559 shares of Class A common stock, par value $0.10 per share (the “Shares”), issuable by the Company upon the exercise of 559 outstanding warrants (the “Warrants”). The Warrants were issued to certain holders of the Company’s Class B common stock, par value $0.10 per share, in February 2009 pursuant to the preemptive right provisions contained in the Company’s Certificate of Incorporation in connection with a private financing in which warrants with similar terms were issued to private investors.

Morgan, Lewis & Bockius LLP has provided to the Company a legal opinion respecting the validity of the Shares, which opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 10, 2014	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Executive Vice President and General Counsel

Exhibit List

Exhibit Number	Description

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP